                                                                    EXHIBIT 14.3


ERNST & YOUNG ALLIED FOR ACCOUNTING & AUDITING Phone: +20 2 336 2000

37 El Ahrar Street, Mobica Tower               Fax:   +20 2 760 0813

P.O. Box 97 Dokki, Giza-Egypt

CAIRO.OFFICE@EG.EY.COM




June 15, 2005


The Board of Directors
Delta Galil Industries Ltd.



We consent to the use in the Annual Report on Form 20-F of Delta Galil Industries Ltd. filed with the United States Securities and Exchange Commission, of our report dated June 15, 2005 on the consolidated balance sheets of Delta Sourcing Egypt (L.L.C.) as at December 31, 2004 and the consolidated statements of income, retained earnings and changes in financial position for the years ended December 31, 2004, 2003 and 2002 and to the incorporation by reference of such report into the Registration Statements on Form S-8 of Delta Galil Industries Ltd. (Registration Nos. 333-12608, 333-13716 and 333-102247).


EMAD H. RAGHEB
FFSAA - FEST
(RAA - 3678)

CAIRO 15 June 2005

ERNST & YOUNG ALLIED FOR ACCOUNTING & AUDITING Phone: +20 2 336 2000

37 El Ahrar Street, Mobica Tower               Fax:   +20 2 760 0813

P.O. Box 97 Dokki, Giza-Egypt

CAIRO.OFFICE@EG.EY.COM




The Board of Directors
Delta Galil Industries Ltd.



We consent to the use in the Annual Report on Form 20-F of Delta Galil Industries Ltd. filed with the United States Securities and Exchange Commission, of our report dated June 15, 2005 on the consolidated balance sheets of Delta Textile Egypt (S.A.E.) as at December 31, 2004 and the consolidated statements of income, retained earnings and changes in financial position for the years ended December 31, 2004, 2003 and 2002 and to the incorporation by reference of such report into the Registration Statements on Form S-8 of Delta Galil Industries Ltd. (Registration Nos. 333-12608, 333-13716 and 333-102247).


EMAD H. RAGHEB
FFSAA - FEST
(RAA - 3678)

CAIRO 15 June 2005